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                                                                 Exhibit 4.11
                                                                [EXECUTION COPY]




                          CANADIAN HOLDINGS PLEDGE AGREEMENT


         This CANADIAN HOLDINGS PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "PLEDGE AGREEMENT"), dated as of June 30, 1997, is made by VH HOLDINGS INC., a Manitoba corporation (the "PLEDGOR"), in favor of THE BANK OF NOVA SCOTIA ("SCOTIABANK"), as agent (in such capacity, the "CANADIAN AGENT") for each of the Secured Parties (as defined below).


                                 W I T N E S S E T H:


         WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Group Inc., a Delaware corporation ("LHPG" or the "U.S. BORROWER" (prior to the Assumption)), Vita Health Company (1985) Ltd., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), the Canadian Agent and Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as contemplated by the Credit Agreement, immediately following the making of the initial Credit Extensions, Leiner Health Products Inc., a Delaware corporation ("LEINER") and LHPG have delivered the Assumption Agreement, pursuant to which Leiner has assumed (the "ASSUMPTION") the rights and obligations of LHPG as (and has become) the "U.S. Borrower" under the Credit Agreement;

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         WHEREAS, as a condition precedent to the making of the Credit
Extensions (including the initial Credit Extension) and the execution and delivery of the Assumption Agreement under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

         WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

         WHEREAS, it is in the best interests of the Pledgor to execute this Pledge Agreement inasmuch as the Pledgor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the Issuer pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuers to make Credit Extensions (including the initial Credit Extensions) to the Borrowers pursuant to the Credit Agreement, and to induce Secured Parties to enter into Rate Protection Agreements, if any, the Pledgor agrees, for the benefit of each Secured Party, as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "AGENTS" is defined in the FIRST RECITAL.

         "BORROWERS" is defined in the FIRST RECITAL.

         "CANADIAN AGENT" is defined in the PREAMBLE.

         "CANADIAN BORROWER" is defined in the FIRST RECITAL.

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         "CANADIAN LENDERS" is defined in the FIRST RECITAL.

         "COLLATERAL" is defined in SECTION 2.1.

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral, but shall not include Dividends.

         "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property.

         "LENDERS" are defined in the FIRST RECITAL.

         "PLEDGE AGREEMENT" is defined in the PREAMBLE.

         "PLEDGED NOTE ISSUER" means each Person identified in ITEM A of ATTACHMENT 1 hereto (as supplemented) as the issuer of the Pledged Note identified opposite the name of such Person.

         "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer in the form or substantially the form of EXHIBIT A hereto (unless otherwise consented to by the Canadian Agent, which consent will not be unreasonably withheld) which are delivered or required to be delivered from time to time by the Pledgor to the Canadian Agent as Pledged Property hereunder, as such promissory notes, in accordance with SECTION 4.5, are amended, modified or supplemented from time to time, together with any promissory note of any Pledged
Note Issuer taken in extension or renewal thereof or substitution therefor.

         "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Notes and all other pledged shares of Capital Stock

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or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which may from time to time hereafter be delivered by the Pledgor to the Canadian Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "PLEDGED SHARE ISSUER" means each Person identified in ITEM B of ATTACHMENT 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person, and each Person whose Capital Stock is required to be pledged hereunder and under the Credit Agreement from time to time.

         "PLEDGED SHARES" means all shares of Capital Stock of any Pledged Share Issuer which are delivered or required to be delivered from time to time by the Pledgor to the Canadian Agent as Pledged Property hereunder.

         "PLEDGOR" is defined in the PREAMBLE.

         "SCOTIABANK" is defined in the PREAMBLE.

         "SECURED OBLIGATIONS" is defined in SECTION 2.2.

         "SECURED PARTY" means, as the context may require, the Canadian Lenders, the Canadian Issuers, the Canadian Agent, each counterparty to a Rate Protection Agreement in respect of the Canadian Facility that is (or at the time such Rate Protection Agreement is entered into, was) a Canadian Lender or an Affiliate thereof and (in each case), each of their respective successors, permitted transferees and permitted assigns.

         "SECURITIES ACT" is defined in CLAUSE (A) of SECTION 6.2.

         "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York, or, as the context may require, in any other jurisdiction the laws of which may apply to all or a portion of the Collateral in which a security interest is granted hereunder.

         "U.S. AGENT" is defined in the FIRST RECITAL.

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         "U.S. BORROWER" is defined in the FIRST RECITAL.

         "U.S. LENDERS" is defined in the FIRST RECITAL.

         SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                                      ARTICLE II

                                        PLEDGE

         SECTION 2.1. GRANT OF SECURITY INTEREST. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Canadian Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Canadian Agent, for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the following property (the "COLLATERAL"):

         (a) all promissory notes of each Pledged Note Issuer identified in ITEM A of ATTACHMENT 1 hereto;

         (b) all other Pledged Notes issued from time to time that are required to be pledged pursuant to the terms of the Credit Agreement;

         (c) all issued and outstanding shares of Capital Stock of each Pledged Share Issuer identified in ITEM B of ATTACHMENT 1 hereto;

         (d) all other Pledged Shares issued from time to time that are required to be pledged pursuant to the terms of the Credit Agreement;

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         (e) all other Pledged Property hereafter delivered to the Canadian
    Agent in connection with this Pledge Agreement;

         (f) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

         (g) all proceeds of any of the foregoing.

         SECTION 2.2. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment in full in cash of all Obligations of the Pledgor now or hereafter existing (all such Obligations being the "SECURED OBLIGATIONS").

         SECTION 2.3. DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Canadian Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         The Pledgor shall deliver or shall cause to be delivered promptly, but in any event within five Business Days following issuance, in pledge hereunder to the Canadian Agent, for its benefit and the ratable benefit of each of the other Secured Parties, any and all additional shares of Capital Stock of a Pledged Share Issuer issued to the Pledgor and all other Pledged Property issued, distributed or otherwise delivered to or acquired by the Pledgor in respect of such Pledged Share Issuer's Pledged Shares.

         SECTION 2.4. DIVIDENDS ON PLEDGED SHARES AND PAYMENTS ON PLEDGED NOTES. In the event that any Dividend or liquidating dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Default of the nature set forth in Section 10.1.9 of the Credit Agreement or Event of Default has occurred and is continuing or would result therefrom, such Dividend, liquidating dividend or payment may be paid directly to the Pledgor. If any such Default or Event of Default has occurred and is continuing, then any

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such Dividend, liquidating dividend or payment shall be paid directly to the
Canadian Agent.

         SECTION 2.5. CONTINUING SECURITY INTEREST; TRANSFER OF NOTE. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

         (a) remain in full force and effect until payment in full in cash of or cash collateralization in full of all Secured Obligations, the termination, expiration or cash collateralization of all Canadian Letters of Credit, the termination of all Rate Protection Agreements in respect of the Canadian Facility and the termination of all Canadian Commitments,

         (b) be binding upon the Pledgor and its successors, transferees and assigns, and

         (c) inure, together with the rights and remedies of the Canadian Agent hereunder, to the benefit of the Canadian Agent and each other Secured Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 12.11 and Article XI of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the payment in full in cash of all Secured Obligations, the termination or expiration of all Canadian Letters of Credit, the termination of all Rate Protection Agreements in respect of the Canadian Facility and the termination of all Canadian Commitments, the security interest granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) and all rights to such Collateral shall revert to the Pledgor or
(y) all Collateral (in the case of clause (ii)) and all rights to such Collateral shall revert to the Pledgor. Upon any such termination, the Canadian Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any

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representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Canadian Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

         SECTION 2.6. SECURITY INTEREST ABSOLUTE. All rights of the Canadian Agent and the security interests granted to the Canadian Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of

         (a) any lack of validity or enforceability of the Credit Agreement, any Note, any other Loan Document or any instrument or document relating thereto;

         (b) the failure of any Secured Party or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against any Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise; or

              (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;

         (d) any reduction, limitation, impairment or termination of any Secured Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise,

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    unenforceability of, or any other event or occurrence affecting, any
    Secured Obligation or otherwise;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, any other Loan Document or any instrument or document relating thereto;

         (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

         (g) any other circumstances which might otherwise constitute a defense (other than the defense of payment in full of the Secured Obligations) available to, or a legal or equitable discharge of, either Borrower, any other Obligor, any surety or any guarantor.

         SECTION 2.7. POSTPONEMENT OF SUBROGATION, ETC. The Pledgor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Secured Obligations, the termination or expiration of all Canadian Letters of Credit, the termination of all Rate Protection Agreements in respect of the Canadian Facility and the termination of all Canadian Commitments. Any amount paid to the Pledgor on account of any payment made hereunder prior to the payment in full of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Secured Parties and each holder of a Note and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; PROVIDED, HOWEVER, that if

         (a) the Pledgor has made payment to the Secured Parties and each holder of a Note of all or any part of the Secured Obligations, and

         (b) all Secured Obligations have been paid in full, all Canadian Letters of Credit have been

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    terminated or expired, all Rate Protection Agreements in respect of the
    Canadian Facility have been terminated and all Canadian Commitments have been permanently terminated,

each Secured Party and each holder of a Note agrees that, at the Pledgor's request, the Secured Parties and the holders of the Notes will execute and deliver to the Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Pledgor of an interest in the Secured Obligations resulting from such payment by the Pledgor. In furtherance of the foregoing, for so long as any Secured Obligations, Canadian Letters of Credit or Canadian Commitments remain outstanding or any Rate Protection Agreement in respect of the Canadian Facility remains in full force and effect, the Pledgor shall refrain from taking any action or commencing any proceeding against the Canadian Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to any Secured Party or any holder of a Note.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES, ETC. The Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Canadian Agent of any Collateral, as set forth in this Article III.

         SECTION 3.1.1. OWNERSHIP, NO LIENS, ETC. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Canadian Agent.

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         SECTION 3.1.2.  VALID SECURITY INTEREST.  The execution and delivery of this Pledge Agreement, together with the delivery by the Pledgor of such Collateral to the Canadian Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

         SECTION 3.1.3. AS TO PLEDGED SHARES. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of Capital Stock of each Pledged Share Issuer set forth in ITEM B of ATTACHMENT 1 hereto. The Pledgor has no Subsidiaries other than the Pledged Share Issuers, except as set forth in ITEM C of ATTACHMENT 1.

         SECTION 3.1.4. AS TO PLEDGED NOTES. In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

         SECTION 3.1.5. AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

         (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

         (b) for the exercise by the Canadian Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

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         SECTION 3.1.6.  COMPLIANCE WITH LAWS.  The Pledgor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to have a Material Adverse Effect or which might materially adversely affect the aggregate value of the Collateral under all Pledge Agreements or the aggregate worth of the Collateral under all Pledge Agreements as collateral security.


                                      ARTICLE IV

                                      COVENANTS

         SECTION 4.1. CERTAIN COVENANTS. The Pledgor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid, any Letters of Credit shall be outstanding, any Rate Protection Agreement shall remain in full force and effect or any Secured Party shall have any outstanding Commitment, the Pledgor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by the obligations set forth in this Article.

         SECTION 4.1.1. PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Canadian Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Canadian Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.
The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Canadian Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Canadian Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

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         SECTION 4.1.2.  STOCK POWERS, ETC.  The Pledgor agrees that all
Pledged Shares (and all other shares of Capital Stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed, undated blank stock powers, or other equivalent instruments of transfer acceptable to the Canadian Agent. The Pledgor will, from time to time upon the request of the Canadian Agent, promptly deliver to the Canadian Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Canadian Agent, with respect to the Collateral as the Canadian Agent may reasonably request and will, from time to time upon the request of the Canadian Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Canadian Agent.

         SECTION 4.1.3.  CONTINUOUS PLEDGE.  Subject to SECTION 2.4, the
Pledgor will, at all times, keep pledged to the Canadian Agent pursuant hereto all Pledged Shares and all other shares of Capital Stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Canadian Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral; PROVIDED, HOWEVER, that, in the event of any sale of Pledged Shares permitted by Section 9.2.11 of the Credit Agreement, such Pledged Shares shall be deemed automatically released from the pledge and security interest hereunder without any consent or other action of the Canadian Agent or any other Person and the Canadian Agent will, at the request of the Pledgor and at the Pledgor's sole cost and expense, execute and deliver such documents (without recourse and without representation or warranty) as the Pledgor may reasonably request to evidence such release. The Pledgor will not permit any Pledged Share Issuer to issue any Capital Stock which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

         SECTION 4.1.4.  VOTING RIGHTS; DIVIDENDS, ETC.  The Pledgor agrees:


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         (a) after any Default of the nature referred to in Section 10.1.9 of the Credit Agreement or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Pledgor and without any request therefor by the Canadian Agent, to deliver (properly endorsed where required hereby or requested by the Canadian Agent) to the Canadian Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Canadian Agent as additional Collateral for use in accordance with SECTION 6.4; and

         (b) after any Event of Default shall have occurred and be continuing and the Canadian Agent has notified the Pledgor of the Canadian Agent's intention to exercise its voting power under this CLAUSE (B) of this
    SECTION 4.1.4

               (i) the Canadian Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral and the Pledgor hereby grants the Canadian Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

              (ii) promptly to deliver to the Canadian Agent such additional proxies and other documents as may be necessary to allow the Canadian Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time held by the Pledgor but which the Pledgor is then obligated to deliver to the Canadian Agent, shall, until delivery to the Canadian Agent, be held by the Pledgor separate and apart from its other property in trust for the Canadian Agent. The Canadian Agent agrees that unless an Event of Default shall have occurred and be continuing and the Canadian Agent shall have given the notice referred to in CLAUSE (B) of this
SECTION 4.1.4, the Pledgor shall have the exclusive voting power with respect to any shares of

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Capital Stock (including any of the Pledged Shares) constituting Collateral and the Canadian Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of Capital Stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

         SECTION 4.1.5. ADDITIONAL UNDERTAKINGS. The Pledgor will not, without the prior written consent of the Canadian Agent (such consent not to be unreasonably withheld):

         (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

         (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.


                                      ARTICLE V

                                  THE CANADIAN AGENT

         SECTION 5.1. CANADIAN AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Canadian Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Canadian Agent's discretion, to take any action and to execute any instrument which the Canadian Agent may deem necessary or advisable to accomplish the purposes of this

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Pledge Agreement, including, after the occurrence and during the continuance of a Default of the nature set forth in Section 10.1.9 of the Credit Agreement or an Event of Default:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; and

         (c) to file any claims or take any action or institute any proceedings which the Canadian Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Canadian Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. CANADIAN AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Canadian Agent may itself perform, or cause performance of, such agreement, and the expenses of the Canadian Agent incurred in connection therewith shall be payable by the Pledgor pursuant to
SECTION 6.5.

         SECTION 5.3. CANADIAN AGENT HAS NO DUTY. The powers conferred on the Canadian Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Canadian Agent shall have no duty as to any Collateral or responsibility for

         (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Canadian Agent has or is deemed to have knowledge of such matters, or

         (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. REASONABLE CARE. The Canadian Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Canadian Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Canadian Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                      ARTICLE VI

                                       REMEDIES

         SECTION 6.1. CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

         (a) The Canadian Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Canadian Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Canadian Agent may deem commercially reasonable. The Canadian Agent or any of the other Secured Parties may, to the extent permitted by Section 9-504 of the U.C.C., be the purchaser of any of the Collateral so sold and the obligations of the Pledgor of such Collateral to such Secured Party may be applied as a credit against the purchase price. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Canadian Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Canadian Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any such sale the Canadian Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Canadian Agent or any of the other Secured Parties) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby specifically waives, to the extent it may lawfully do so, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

         (b) The Canadian Agent may

                (i) transfer all or any part of the Collateral into the name of the Canadian Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

               (ii) notify the parties obligated on any of the Collateral to make payment to the Canadian Agent of any amount due or to become due thereunder,

              (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

              (iv) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral,

              (v) take control of any proceeds of the Collateral, and

              (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. SECURITIES LAWS. If the Canadian Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to SECTION 6.1, the Pledgor agrees that, upon request of the Canadian Agent, the Pledgor will, at its own expense:

         (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Canadian Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Canadian Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

         (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Canadian Agent;

         (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

         (d) do or use its best efforts to cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Canadian Agent or the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Canadian Agent) of the Collateral on the date the Canadian Agent shall demand compliance with this Section and the full amount of any such payments shall be applied in accordance with SECTION 6.4.

         SECTION 6.3. COMPLIANCE WITH RESTRICTIONS. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Canadian Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Canadian Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4. APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, all cash proceeds received by the Canadian Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Canadian Agent, be held by the Canadian Agent as additional collateral security for, or at any time thereafter be applied (after payment of any amounts payable to the Canadian Agent pursuant to SECTION 6.5) in whole or in part by the Canadian Agent against, all or any part of the Secured Obligations.

         Any surplus of such cash or cash proceeds held by the Canadian Agent and remaining after payment in full in cash of or cash collateralization in full of all the Secured Obligations, the termination, expiration or cash collateralization of all Canadian Letters of Credit, the termination of all Rate Protection Agreements in respect of the Canadian Facility and the termination of all Canadian Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 6.5. INDEMNITY AND EXPENSES. The Pledgor hereby indemnifies and holds harmless the Canadian Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Canadian Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Canadian Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Canadian Agent (in its capacity as Canadian Agent and not as a Lender) may incur in connection with:

         (a) the administration of this Pledge Agreement, the Credit Agreement, each other Loan Document or any instrument or document relating thereto;

         (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

         (c) the exercise or enforcement of any of the rights of the Canadian Agent hereunder; or

         (d) the failure by the Pledgor to perform or observe any of the provisions hereof.


                                     ARTICLE VII

                               MISCELLANEOUS PROVISIONS

         SECTION 7.1. LOAN DOCUMENT. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Canadian Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 7.3. PROTECTION OF COLLATERAL. The Canadian Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Canadian Agent may from time to time take any other action which the Canadian Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, it being understood and agreed that in each such case all costs and expenses incurred by the Canadian Agent in connection therewith shall be payable by the Pledgor pursuant to SECTION 6.5.

         SECTION 7.4. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile and, if to the Pledgor, mailed or telecopied or delivered to it, in care of the Canadian Borrower, at the address of the Canadian Borrower specified in the Credit Agreement and, if to the Canadian Agent, mailed or telecopied or delivered to it at the address or facsimile number specified in the Credit Agreement, or, with respect to the Pledgor or the Canadian Agent, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION 7.5. SECTION CAPTIONS. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.6. SEVERABILITY. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.7. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE PROVINCE OF MANITOBA AND THE LAWS OF CANADA APPLICABLE IN THE PROVINCE, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE PROVINCE OF MANITOBA. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND

SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7.8. COUNTERPARTS. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                            VH HOLDINGS INC.


                                            By /s/ William B. Towne
                                              ----------------------------
                                              Name:  William B. Towne
                                              Title: Treasurer



                                            THE BANK OF NOVA SCOTIA,
                                              as Canadian Agent


                                            By /s/ Gary McDonough
                                              ----------------------------
                                              Name:
                                              Title: Authorized Signatory

                                                                       EXHIBIT A
                                                            to Canadian Holdings
                                                                Pledge Agreement


                                   PROMISSORY NOTE

Cdn $____________                                                _________, ____

         FOR VALUE RECEIVED, the undersigned, ______________, a _______________
corporation (the "MAKER"), promises to pay to the order of VH HOLDINGS INC., a Manitoba corporation (the "PAYEE"), on demand, the principal sum of ______________ DOLLARS ($________) or, if less, the aggregate unpaid principal amount, as reflected on the books and records of the Payee, of all intercompany loans made from time to time by the Payee to the Maker.

         The unpaid principal amount of this promissory note (this "NOTE") from time to time outstanding shall bear interest at a rate of interest as reflected in the books and records of the Payee, which the Maker represents to be a lawful and commercially reasonable rate, payable from time to time on demand of Payee, and all payments of principal of and interest on this Note shall be payable in lawful currency of Canada. All such payments shall be made by the Maker to an account established by the Payee at _______________. Upon notice from the Canadian Agent that a Default (as defined in the Credit Agreement, hereinafter defined) of the nature referred to in Section 10.1.9 of the Credit Agreement or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the Canadian Agent shall direct in such notice.

         This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to, clause (e) of Section 9.2.2 of the Credit Agreement, dated as of June 30, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Inc., as the U.S. Borrower (following the Assumption), Vita Health Company (1985) Ltd., as the Canadian Borrower, The Bank of Nova Scotia, as the Canadian agent (the "CANADIAN AGENT") and the U.S. Agent, and various financial institutions as are, or may from time to time become, parties thereto. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the Canadian Agent to the Maker, the Canadian Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this

Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Canadian Agent as security for the Secured Obligations in respect of the Canadian Facility outstanding from time to time under the Credit Agreement and each other Loan Document.

         In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the Canadian Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE PROVINCE OF MANITOBA AND THE LAWS OF CANADA APPLICABLE IN THE PROVINCE.

         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

                                            [NAME OF MAKER]



                                            By
                                              ---------------------------------
                                              Name:
                                              Title:



                                            Pay to the order of THE BANK OF
                                            NOVA SCOTIA, as Canadian Agent


                                            By
                                              ---------------------------------
                                              Name:
                                              Title:

ATTACHMENT 1
                                                            to Canadian
Holdings
                                                                Pledge
Agreement





Item A.  PLEDGED NOTES

Pledged Note Issuer                    Description
-------------------                    -----------

None.


Item B.  PLEDGED SHARES

Pledged Share Issuer                         Common Stock
--------------------              ---------------------------------------

                                  Authorized    Outstanding   % of Shares

                                    Shares        Shares        Pledged
                                  ----------    -----------   -----------

VH Acquisition Inc. (to be        Unlimited        100            100%
known as Vita Health Company
(1985) Ltd.)



Item C.  ADDITIONAL SUBSIDIARIES

None.